PARTNERSHIP AGREEMENT


Partnership Agreement made this 31 st day of January, 1998 by and between Urban Transit Solutions, Inc. and Clancy Systems International, Inc., (individually the "Partner" and collectively the "Partners").

In consideration of the mutual terms, conditions and covenants hereinafter set forth, the Partners agree as follows:


1.0  GENERAL

1.1 The purpose of the Partnership shall be the "Puerto Rico Parking Meter Privatization Project".

1.2 The name of the Partnership shall be Urban Transit Solutions/Clancy Systems International, (the "Partnership").

1.3 The initial address of the Partnership shall be CA-8 Via Playera, Camino del Mar, Toa Baja, P.R. 00950, which address may be changed from time to time by the Partners.

1.4 The Partnership shall begin on January 31 st, 1998 and continue until, and dissolve upon, the first happening of:

     (a) The dissolution of one Partner; or

     (b) The withdrawal, by written notice, of one Partner; or

     (c) The affirmative vote of a majority in interest of the Partners.

2.0  CAPITALIZATION

2.1 The Capital of the Partnership shall consist of $500,000 contributed in its entirety by Clancy Systems, Inc. The full amount shall be deposited to the bank account held by Urban Transit Solutions, Inc. at First Bank Puerto Rico, account number 25-500-2258. The initial deposit, mutually agreed upon by both parties consisting of a partial amount of $200,000 shall be available by method of a bank wire transfer transaction not later than February 5th, 1998. The balance of the amount shall be deposited 10 days after the awarding of the contract.

2.2  No Partner shall receive interest on his capital contribution.

2.3 If in the opinion of the majority in interest of the Partnership additional capital is needed for the proper conduct of the business of the Partnership, Clancy Systems, Inc. shall contribute in accordance to the mutual agreed amount of capital as it may be deemed required for the proper development and operation of each additional project.

2.4 Each Partner shall be indemnified by the other Partners as to excess over the Partner's interest in the Partnership in the event a Partner is compelled to pay and does pay any Creditor of the Partnership in satisfaction of an obligation of the Partnership. It is the intent and purpose of this provision that all of the Partners shall pay their pro rata share of the Partnership debts, regardless of whether a creditor of the Partnership recovers payment from some but not all of the Partners.


3.0  SHARES OF STOCK

3.1 The respective Partners shall own shares of stock in the Partnership according to the following schedule:


          Clancy Systems International,  Inc.
          shares                  60%

          Urban Transit Solutions, Inc.
          shares                  40%


3.2 Any plan for an increase in the number of shares of either Partner shall require the unanimous consent of the Partnership who are the parties to this Agreement, or their successors.

3.3 All shares now or hereafter owned by the Partners or prospective Partners or transferors shall be subject to the provisions of this Agreement.

3.4 A separate "Partnership Account" shall be maintained for each Partner in this Agreement.

     (a) A capital investment could be increased by (i) the contribution to the capital of the Partnership, including the initial contribution (Paragraph 2. 1. above) and (ii) the distributive share of the Net Profits of the Partnership (Paragraph 3. 1); and decreased by (i) distributions, (ii) the distributive share of Net Losses of the Partnership and (iii) the distributive share of expenditures of the Partnership not deductible in computing Net Profits/Losses and not properly treated as capital expenditures.

     (b) Distributions in kind shall be valued at fair market value less any liability which the Partner assumes on the distribution or to which the asset distributed is subject.

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4.0  MANAGEMENT

4.1 All matters to be determined by the Partners shall be determined by mutual consent of the Partners at a meeting when deemed appropriate. All matters determined by the Partners shall be recorded in a Minute Book reflecting the date, matter discussed and the action taken.

4.2 The Partners shall meet at least once each year. Additional meetings may be held at the request of 51 % of the Partnership. All meetings shall be by written notice thirty
     (30) days in advance so that each Partner may be present either in person or by written proxy authorization.

4.3 The fiscal year of the Partnership shall be determined at the start-up of the first parking meter project in Puerto Rico.

4.4 Each Partner shall have the right to inspect the books, records, reports and accounts of the Partnership during normal business hours, which books, records, reports and accounts shall be kept at the Partnership's place of business.

4.5 Urban Transit Solutions, Inc. shall conduct the business of the Partnership as the "Managing Partner".

4.6 Each Partner shall be bound by any action taken by the Managing Partner in good faith under this Agreement. In no event shall any Partner be called upon to pay any amount beyond the liability arising against him on account of his capital contribution.

4.7 The Managing Partner shall not be liable for any error in judgment or any mistake of law or fact or any act done in good faith in the exercise of the power and authority as Managing Partner but shall be liable for gross negligence or willful default.

5.0  PROHIBITIONS

5.1 No Partner shall sell, assign, mortgage, hypothecate or encumber his interest in the Partnership without the express written permission of all the remaining Partners, without regard to interest.

5.2 All Partners shall meet their personal obligations and debts as they become due and each agrees to save and hold the remaining Partners and the Partnership harmless from all costs, claims and demands with respect to such obligations and debts.

5.3 No Partner shall, except upon the approval of the Partnership by affirmative vote:

     (a) lend any Partnership funds;

     (b) incur any obligation in the name of or on the,credit of the Partnership;

     (c) lend any of the Partner's funds to the Partnership, with or without interest;

     (d) sell, assign, mortgage, hypothecate or encumber any asset of the Partnership;

     (e) make an assignment of the assets of the Partnership for the benefit of creditors of the Partnership;

     (f) execute any guarantee on behalf of the Partnership;

     (g) release, assign or transfer a Partnership claim or any asset of the Partnership;

     (h) borrow in the name of the Partnership;

     (i) submit any Partnership claim or liability to arbitration;

     (j) initiate, conduct or settle litigation in the name of or pertaining to the
         Partnership; or;

     (k) invest Partnership funds or other assets.

5.4 Any Partner who commits a prohibited act shall be individually liable to the remaining Partners, pro rata to their Partnership interest, for any loss caused by the prohibited act.


6.0  PROFITS/LOSSES AND DISTRIBUTIONS

6.1  Net Profits/Losses  shall  be  determined  in  accordance  with  good
     accounting  principles  and  shall  be  as  finally  determined   for
     Commonwealth of Puerto Rico income tax purposes.

6.2 Net Profits/Losses shall be apportioned pro rata according to each Partner's interest.

6.3 Distribution shall be made upon the affirmative vote of the Partners as provided for in paragraph 4. 1. herein.

7.0  ADDITIONAL PARTNERS/DISSOLUTION

7.1 The Partnership may admit additional Partners upon the affirmative vote of the Partners, as provided for herein. Additional Partners shall then be admitted upon payment of a contribution to capital as determined by the Partnership and each Partner's interest in the Partnership as provided for in paragraph 3.1 shall be redetermined.

7.2 In the event of the dissolution of the Partnership for any reason, the affairs of the Partnership shall be wound up and the proceeds of the Partnership distributed in accordance with the terms of this Agreement and the laws of the Commonwealth of Puerto Rico.


8.0  RIGHT OF FIRST REFUSAL-VOLUNTARY TRANSFER

8.1 Terms of the Offer, Offer Notice. It is understood and agreed that a Partner shall be permitted to sell a portion not less than 10% of his shares or the entire amount of shares as specifically provided herein, at any given period after the execution of this agreement. If any Partner shall desire to sell a portion or all the shares of the Partnership's stock owned by him (such Partner being hereinafter referred to as the "Offeror" and such shares being hereinafter referred to as the "Offered Shares"), then the Offeror shall give prior notice (the "Offer Notice") to the Partner hereinafter referred to as the "Offerees". The Offer Notice shall:

     (a) State the name and address of the person (the "Proposed Purchaser") to whom the Offeror proposes to sell the Offered Shares and the price at and the terms upon which he proposes to sell the Offered Shares to the Proposed Purchaser (and shall have attached thereto a commitment letter setting forth the substantial terms of the sale to the Proposed Purchaser); and

     (b) Constitute an offer to sell to the Offerees all, but not less than 10% or all of the Offered Shares at the same price and upon the same ten-ns as the Offeror proposes to sell the Offered Shares to the Proposed Purchaser.

8.2  Acceptance of the Offer.  The  Offerees shall have a period of  sixty
     (60) days after the date of the giving of the Offer Notice in which to accept the offer. Acceptance shall be made by giving concurrent notice thereof, within the sixty (60) day time limit, to the Offeror. In determining whether the Partner shall accept such Offer the Offeror shall abstain from voting as a shareholder.

8.3 Priority Among Offerees. If all or any of the Offerees shall accept the offer made by the Offer Notice, then:

     (a) If the Partner shall have accepted such offer, the Offeror shall sell and the Partner shall purchase all or such portion of the Offered Shares as it desires of the Offeror's shares, at the price, upon the terms and in the manner set forth in the Offer Notice.

     (b) If the Partner shall not have accepted such offer or it shall have accepted only as to a portion of the Offeror's Shares, the Offeror shall sell to the other Proposed Purchaser, and they shall purchase all of the balance of the Offered Shares.

8.4 Failure of Offerees to Accot. If none of the Offerees, within the required time, accepts the Offer made by the Offer Notice, the Offeror shall thereafter within ninety (90) days of giving of the Offer Notice have the right to sell all, but not less than 10%, of the Offered Shares, but only to the Proposed Purchaser at the price, upon the terms and in the manner set forth in the Offer Notice. If the Offeror shall not so sell the Offered Shares within such period, the Offer shall be deemed to have lapsed and the Offeror shall continue to hold the Offered Shares subject to the provisions of the Agreement. After such a lapse any offer or attempt to sell the shares shall be treated as an original offer under this article.


9.0  INVOLUNTARY TRANSFER

9.1 If, other than by reason of a Corporate dissolution or merger, shares are transferred by operation of law to any person other than the Joint Venture (such as, but not limited to, a Shareholder's trustee in bankruptcy, a purchaser at any creditor's or court), the Joint Venture within sixty (60) days, or the remaining Joint Venturers within seventy (70) days of the Joint Venture's receipt of actual notice of the transfer, may notify such transferee of its desire to purchase all, but not less than all, of the shares so transferred ("Notice of Intent to Purchase"). In such a case, the purchase price shall be determined in accordance with the book value of the Joint Venture's stock as reflected on the most recent balance sheet.

10. NON-COMPETE

10.1 During the life of this agreement and for five years after the conclusion of this Joint Venture agreement, "Joint Venturer " shall not engage in any other business activity, directly and/or indirectly, to any person, fin-n, corporation and other entity, regardless of whether it is for profit, gain or otherwise that is similar to the business activity of Urban Transit Solutions in Puerto Rico and the U.S. Virgin Islands. Urban Transit Solutions will be bound to such agreement in the territory of the United States or any other territory assigned to Clancy Systems International, Inc.

11.0 MISCELLANEOUS

11.1 Arbitration. If any controversy or claim arising out of this Agreement cannot be settled by the Partners, the controversy or claims shall be settled by arbitration in the City of San Juan, Puerto Rico.

11.2 Governing Law. This Agreement shall be enforced and construed under and shall be subject to the laws of the Commonwealth of Puerto Rico. If any provision of this Agreement shall be unlawful, void or unenforceable, that provision shall be deemed separate from and in no way shall affect the validity or enforceability of the remaining provisions of this Agreement.

11.3 Notices. All notices required to be given under this Agreement shall be either (i) personally delivered to the party to whom addressed or
     (ii) sent by U.S. Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the Partner at the last address for that Partner as maintained by the Partnership.

11.4 Entire Agreement. This Agreement contains the full and complete understanding of all of the Partners with reference to the Partnership and supersedes all prior agreements and understandings, whether written or oral. This agreement may not be amended except in writing and upon the consent of all of the Partners then existing of the Partnership.

11.5 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, permitted assigns, executors, administrators, personal representatives and beneficiaries of the Partners.

11.6 Subject Headings. The subject headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

This Agreement constitutes the entire agreement between the Joint Venturers pertaining to the subject matter contained in it, and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless in writing signed by the party making the waiver.

Executed by the Partners as of the date first above written.


             Karenen Garnik              Stanley J. Wolfson
      Urban Transit Solutions, Inc.  Clancy Systems International, Inc.



            Jose Luis Fernandez              Phil Davis
      Urban Transit Solutions, Inc.  Clancy Systems International, Inc.